United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: February 10, 2022

(Date of Earliest Event Reported)

ORION OFFICE REIT INC.

(Exact name of registrant as specified in its charter)

Maryland	001-40873	87-1656425
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2325 E. Camelback Road, Suite 850, Phoenix, Arizona 85016

(Address of principal executive offices)

(602) 698-1002

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	ONL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 10, 2022 (the “Closing Date”), certain indirect subsidiaries of Orion Office REIT Inc. (“Orion”) (the “Mortgage Borrowers”) obtained a $355 million fixed rate mortgage loan (the “Loan”) from Wells Fargo Bank, National Association (the “Lender”), which is secured by the Mortgage Borrowers’ fee simple or ground lease interests in 19 properties owned indirectly by Orion (collectively, the “Mortgaged Properties”) (the “Loan Agreement”). The Loan bears interest a fixed rate of 4.821% per annum (subject to the paragraph below) and matures on February 11, 2027. The Loan requires monthly payments of interest only and all principal is due at maturity. The proceeds of the Loan were used to repay the CMBS Bridge Credit Agreement (as defined below). Upon closing of the Loan, the Mortgage Borrowers funded $35.5 million of loan reserves primarily for future rent concessions and tenant improvement allowances under the leases with respect to the 19 Mortgaged Properties. These amounts, as well as the transaction expenses incurred in connection with the Loan, were funded with cash on hand and borrowings under Orion’s three year $425 million senior revolving credit facility dated November 12, 2021.

The Loan is intended to be securitized as a single asset single borrower CMBS issuance. In connection therewith, the Lender has the right to increase the interest rate by up to 0.15% in order to effect a successful securitization, resulting in a maximum fixed interest rate of 4.971%.

The Loan is secured by, among other things, first priority mortgages and deeds of trust granted by the Mortgage Borrowers and encumbering the Mortgaged Properties.

The Loan is generally not freely prepayable by the Mortgage Borrowers without payment of certain prepayment premiums and costs. The Loan may be prepaid in whole, but not in part, except as provided in the Loan Agreement, at any time following the Prepayment Lockout Release Date (as defined in the Loan Agreement) (generally two years after the Loan has been fully securitized), subject to the payment of a yield maintenance premium and the satisfaction of other terms and conditions set forth in the Loan Agreement. Further, releases of individual properties are permitted in connection with an arms’ length third party sale upon repayment of the Release Price (as defined in the Loan Agreement) for the applicable individual property and subject to payment of the applicable yield maintenance premium and the satisfaction of other terms and conditions set forth in the Loan Agreement.

The Loan Agreement also contains customary cash management provisions, including certain trigger events (such as failure of the Mortgage Borrowers to satisfy a minimum debt yield) which allow the Lender to retain any excess cash flow as additional collateral for the Loan, until such trigger event is cured.

In connection with the Loan Agreement, Orion (as the guarantor) delivered a customary non-recourse carveout guaranty to the Lender (the “Guaranty”), under which Orion guaranteed the obligations and liabilities of the Mortgage Borrowers to the Lender with respect to certain non-recourse carveout events and the circumstances under which the Loan will be fully recourse to the Mortgage Borrowers, and which includes requirements for Orion to maintain a net worth of no less than $355 million and liquid assets of no less than $10 million, in each case, exclusive of the values of the collateral for the Loan. The Mortgage Borrowers and Orion also provided a customary environmental indemnity agreement, pursuant to which the Mortgage Borrowers and Orion agreed to protect, defend, indemnify, release and hold harmless the Lender from and against certain environmental liabilities relating to the Mortgaged Properties.

The loan documents evidencing the Loan (including the Loan Agreement, the Guaranty, mortgages, deeds of trust, notes, and other documents, collectively, the “Loan Documents”) include customary representations, warranties and covenants of the Mortgage Borrowers and Orion. The Loan Documents also include customary events of default, the occurrence of which, following any applicable grace period, would permit the Lender to, among other things, declare the principal, accrued interest and other obligations of the Mortgage Borrowers under the Loan Documents to be immediately due and payable and foreclose on the Mortgaged Properties.

The above description of the Loan Agreement and the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and the Guaranty, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement

The Loan Documents replaced that certain credit agreement (the “CMBS Bridge Credit Agreement”), dated November 12, 2021, which provided for a 6-month, $355 million senior bridge term loan facility with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto and the guaranty related thereto, both of which were repaid in full and terminated concurrently with the execution of the Loan Documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2022, the Compensation Committee of the Board of Directors of Orion, approved the award to each of Orion’s named executive officers, Paul McDowell, Gavin Brandon, and Chris Day, of a pro-rated 2021 annual performance bonus equal to $73,835.62, $60,410.96 and $40,273.97, respectively, due to their significant contributions to Orion in 2021.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description
10.1	Loan Agreement, dated February 10, 2022, by and between the entities identified on Schedule I thereto, as Borrower, and Wells Fargo Bank, National Association, as Lender.
10.2	Guaranty of Recourse Obligations, dated February 10, 2022, made by Orion Office REIT Inc. in favor of Wells Fargo Bank, National Association, as Lender.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION OFFICE REIT INC.

Date: February 14, 2022	By:	/s/ Paul McDowell
Paul McDowell
Chief Executive Officer